                         HARTFORD LIFE INSURANCE COMPANY
                        HARTFORD, CONNECTICUT 06104-2999
        (a stock life insurance company, herein called "We", "Us", "Our")

We agree with the Certificate Owner to provide the benefits as described in this certificate.

Signed for Us


       /s/ Lynda Godkin                   /s/ Thomas M. Marra
           ---------------------          -----------------------------
           Lynda Godkin, SECRETARY            Thomas M. Marra, PRESIDENT



READ THIS CERTIFICATE CAREFULLY
This is a legal certificate between the Certificate Owner and Us.

MARKET VALUE ADJUSTMENT FORMULA
This certificate contains a Market Value Adjustment formula. The formula may result in both upward and downward adjustments in the Gross Surrender Value. Details of the Market Value Adjustment are described on Page 9.

The Market Value Adjustment formula will not be applied when the Certificate Owner requests, In Writing:

a) a full or partial surrender at the end of any Guarantee Period; or

b) full or partial surrender oF any interest credited during the twelve month period prior to the written request.

SEPARATE ACCOUNT
The purchase payment will be deposited in a non-unitized separate account. All assets of Hartford Life Insurance Company are available to meet the guarantees under the certificate and are available to meet the general obligations of Hartford Life Insurance Company.




NONPARTICIPATING



                              GROUP SINGLE PREMIUM
                          DEFERRED ANNUITY CERTIFICATE

                                        [LOGO]
                                 HARTFORD LIFE





HL-CRCRT00                                                     PRINTED IN
U.S.A.
                                                                      U329R0.FRM

                                TABLE OF CONTENTS




                                                              PAGE

Certificate Specifications                                        3

Definitions                                                       4

Purchase Payment                                                  5

Certificate Control Provisions                                    6

General Provisions                                                6

Crediting of Interest and Guarantee Periods                       8

Termination Provisions                                            8

Distributions at Time of Death Provisions                         9

Settlement Provisions                                            11

Annuity Tables                                                   14




HL-CRCRT00                     Page 2                          PRINTED IN U.S.A.
                                                                      U330R0.FRM

                           CERTIFICATE SPECIFICATIONS


CERTIFICATE NUMBER              [SAMPLE]                   CERTIFICATE ISSUE DATE                          [MARCH 1, 2000]
CONTRACT OWNER                  [UNITED TRUST]             GROUP ANNUITY CONTRACT NUMBER                        [SPECIMEN]
NAME OF ANNUITANT               [MATTHEW BROWN]            CERTIFICATE OWNER                               [MATTHEW BROWN]
AGE OF ANNUITANT                [35]                       ANNUITY COMMENCEMENT DATE                     [OCTOBER 1, 2030]
SEX OF ANNUITANT                [MALE]                     PURCHASE PAYMENT                                       [$5,000]
CONTINGENT ANNUITANT                                       INITIAL GUARANTEE PERIOD                              [5 YEARS]
BENEFICIARY                     [KELLY BROWN]              INITIAL GUARANTEE RATE                                     [7%]
--------------------------------------------------------------------------------------------------------------------------

                             DESCRIPTION OF BENEFITS
                             -----------------------


                GROUP SINGLE PREMIUM DEFERRED ANNUITY CERTIFICATE

--------------------------------------------------------------------------------------------------------------------------

                                SURRENDER CHARGE
                                ----------------


THIS CHARGE IS A PERCENTAGE OF THE GROSS SURRENDER VALUE LESS ANY INTEREST
CREDITED DURING THE 12 MONTH PERIOD PRIOR TO THE SURRENDER DATE THAT WAS NOT
PREVIOUSLY WITHDRAWN. THIS CHARGE VARIES ACCORDING TO INITIAL AND SUBSEQUENT
GUARANTEE PERIOD AND EQUALS:

             INITIAL GUARANTEE PERIOD           EACH SUBSEQUENT GUARANTEE PERIOD
             YEAR              CHARGE               YEAR               CHARGE
                1                  6%                  1                  4%
                2                  6%                  2                  3%
                3                  5%                  3                  2%
                4                  4%                  4                  2%
                5                  3%                  5                  2%
             Thereafter            2%              Thereafter             2%


--------------------------------------------------------------------------------------------------------------------------










CRCRT00-3                      Page 3                     PRINTED IN U.S.A.

DEFINITIONS          The definitions in this section apply to the
                     following words and phrases whenever and wherever they appear in this certificate.

                     ADMINISTRATIVE OFFICE OF THE COMPANY - Currently located at 200 Hopmeadow St., Simsbury, CT 06089. All correspondence concerning this certificate should be sent to Our mailing address at Hartford Life Insurance Company, Hartford, CT 06104-2999.

                     ANNUITANT - The person on whose life this certificate is issued. The Annuitant may not be changed. Also see Contingent Annuitant and Joint Annuitant.

                     ANNUITY - A certificate issued by an insurance company that provides, in consideration of a purchase payment, a series of income payments. Your certificate is a deferred Annuity certificate in which the purchase payment, less any Gross Surrender Values resulting from any partial surrenders, will accumulate until a full surrender is taken or until the Annuity Commencement Date. Annuity payments under Your certificate will begin as of the Annuity Commencement Date in accordance with the payment option elected.

                     ANNUITY COMMENCEMENT DATE - The date shown on Page 3. It is the date when Annuity payments are scheduled to begin as described under Settlement Provisions in this certificate.

                     BENEFICIARY - The person(s) entitled to receive benefits as per the terms of the certificate in case of the death of the Annuitant or the Certificate Owner or the joint Certificate Owner, as applicable.

                     CONTINGENT ANNUITANT - The person You designate who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the
                     Annuitant.

                     CERTIFICATE DATE - The date shown on Page 3.
                     Certificate years are measured from the
                     Certificate Date.

                     CERTIFICATE OWNER(S) - The owner(s) or
                     holder(s) of the certificate.

                     CERTIFICATE VALUE - On any given date, the sum of the purchase payment and all interest earned, less the sum of the Gross Surrender
                     Value of any surrenders made.

                     CURRENT RATE - The applicable interest rate contained in a schedule of rates We establish from time to time for various Guarantee
                     Periods.

                     DUE PROOF OF DEATH - A certified death
                     certificate, an order of a court of competent jurisdiction, or any other proof acceptable to Us.

                     GROSS SURRENDER VALUE - That portion of the
                     Certificate Value You specify for a full or partial surrender.

                     GUARANTEE PERIOD - The period for which either an Initial or Subsequent Guarantee Rate will be credited.





CRCRT00-4/5                 Page 4                    PRINTED IN U.S.A.
                                                                      U351R0.FRM

DEFINITIONS          INITIAL GUARANTEE RATE - The rate of interest
(CONTINUED)          credited to a purchase payment as described in
                     the Crediting of Interest and Guarantee
                     Periods section. The rate, which is specified on Page 3, will never be less than an annual effective rate of 3%.

                     IN WRITING - A written form satisfactory to Us and received at Our Administrative Office as defined.

                     INTERNAL REVENUE CODE - The Internal Revenue
                     Code of 1986, as amended.

                     JOINT ANNUITANT - Upon annuitization, a person other than the Annuitant on whose continuation of life Annuity payments may be made. The certificate will have a Joint Annuitant only if the settlement option selected provides for a survivor. The Joint Annuitant may not be changed.

                     NET SURRENDER VALUE - The amount payable to You on a full or partial surrender under this certificate after the application of any certificate charges and/or Market Value
                     Adjustment. It is described in the General
                     Surrenders section of the Termination
                     Provisions.

                     PAYEE - The person, designated by You, to whom Annuity payments will be made.

                     PREMIUM TAX - The amount of tax, if any, charged by a federal, state or other governmental entity on purchase payments or Certificate Values. On any certificate subject to a Premium Tax, We may deduct it at the time We pay the tax to the applicable taxing authorities, at the time the certificate is surrendered, or on the Annuity Commencement Date.

                     SUBSEQUENT GUARANTEE RATE - The rate of
                     interest We establish for each subsequent
                     Guarantee Period. The rate will never be less than an annual effective rate of 3%.

                     SURRENDER DATE - The date We receive Your written request for a surrender or the date You request for surrender, if later.

                     WE, US, OUR - The company referred to on the first page of this certificate.

                     YOU, YOUR - The Certificate Owner(s).


PURCHASE PAYMENT     PURCHASE PAYMENT
                     The purchase payment is shown on Page 3. The purchase payment is payable at Our designated office(s). A purchase payment of $1,000,000 or more will be subject to Administrative Office approval.

                     ALLOCATION OF PURCHASE PAYMENT
                     The purchase payment (less applicable Premium Taxes, if any) will be allocated to a non-unitized separate account We establish for Certificate Owners.







CRCRT00-4/5                  Page 5                 PRINTED IN U.S.A.
                                                                      U352R0.FRM

CERTIFICATE CONTROL   ANNUITANT, CONTINGENT ANNUITANT AND CERTIFICATE OWNER
PROVISIONS            The Annuitant may not be changed.

                      The designations of Certificate Owner and Contingent Annuitant will remain in effect until You change them. The designation of the Certificate Owner may be changed during the lifetime of the Annuitant by written notice to Us. The designation of Contingent Annuitant may be changed at any time during the lifetime of the Annuitant and prior to the Annuity Commencement Date by written notice to Us. If no Contingent Annuitant has been named, the Certificate Owner is the Annuitant, and the Certificate Owner/Annuitant's spouse is the Beneficiary, the Certificate Owner/Annuitant's spouse will be presumed to be the Contingent Annuitant.

                      In any other situation, if no Contingent
                      Annuitant has been named, the youngest
                      Certificate Owner will be presumed to be the Contingent Annuitant, providing that the
                      Certificate Owner is not the Annuitant. The
                      Certificate Owner may waive this presumption In
                      Writing.

                      OWNERSHIP
                      You have the sole power to exercise all rights, options and privileges granted by this certificate or permitted by Us and to agree with Us to any change in or amendment to the certificate. Your rights will be subject to the rights of any assignee of record with Us and of any irrevocably designated Beneficiary. In the case of joint Certificate Owners, each Certificate Owner alone may exercise all rights, options and privileges, except with respect to a full surrender, partial surrender, selection of an Annuity option, and/or change of Ownership or Beneficiary.

                      BENEFICIARY
                      The designated Beneficiary will remain in effect until You change it. The designated Beneficiary may be changed during the lifetime of the Annuitant by written notice to Us, received at Our Administrative Office. If the designated Beneficiary has been designated irrevocably, the designation cannot be changed or revoked without such Beneficiary's written consent. Upon receipt of written notice and consent, if required by Us, the new designation will take effect as of the date the notice is signed by the Certificate Owner, whether or not the Annuitant or Certificate Owner is alive at the time of receipt. Any payments made or other action taken by Us before the receipt of the notice will not be subject to the requested change.


GENERAL PROVISIONS    THE CERTIFICATE
                      This certificate and any amendments,
                      endorsements or riders, constitute the entire certificate.

                      CERTIFICATE MODIFICATION
                      No modification of this certificate will be made without the signature of Our President, an Executive Vice President, Senior Vice President, Vice President or Assistant Vice President. No modification will affect the amount or term of any Annuity begun prior to the modification, unless it is required to conform the certificate to any federal or state statute. No modification will affect the method by which Your Certificate Value will be determined.





CRCRT00-6/7                   Page 6                    PRINTED IN U.S.A.
                                                                      U353R0.FRM

GENERAL PROVISIONS    MINIMUM VALUE STATEMENT
(CONTINUED)           Any values available under the Termination or
                      Surrender Provisions of this certificate equal or exceed those required by the state in which the certificate is issued.

                      NON-PARTICIPATING
                      This certificate is nonparticipating. It does not earn dividends.

                      MISSTATEMENT OF AGE AND SEX
                      Prior to the Annuity Commencement Date, if the age of the Annuitant has been misstated, the Annuity Commencement Date may change. Once Annuity payments begin, if the age and/or sex of the Annuitant has been misstated, the amount of the Annuity payable by Us will be adjusted based on the correct information. Any underpayments by Us will be made up immediately and any overpayments will be charged against future amounts becoming payable. In states which require the crediting of interest in the event of an underpayment, or the deduction of interest in the event of overpayment, we will apply an annual effective rate of 3%.

                      INCONTESTABILITY
                      We cannot contest this certificate.

                      ANNUAL REPORT
                      You will receive a report once each certificate year showing the Certificate Value of this certificate and any other information required by the state in which this certificate was issued.

                      TRANSFERS BETWEEN GUARANTEE PERIODS
                      Once each certificate year beginning after the first year, You may elect to transfer out of the current Guarantee Period and into a Guarantee Period of a different duration. At that time, a new Guarantee Period will be established which must be 5 years or longer unless the difference between the Annuitant's age and the Annuity Commencement Date is less than 5 years. At no point in time can the Certificate Owner renew or transfer the certificate into any Guarantee Period that exceeds the Annuity Commencement Date as described under the Settlement Provisions of this certificate.

                      The Certificate Value at the beginning of the new Guarantee Period will equal the Certificate Value at the time of transfer multiplied by the Market Value Adjustment formula determined at the time of transfer. Transfers from the current Guarantee Period into a Guarantee Period of a different duration made at the end of the current Guarantee Period are not subject to a surrender charge or a Market Value Adjustment. We reserve the right to charge for any such transfer by reducing the Certificate Value at the beginning of the new Guarantee Period by an amount not to exceed $50.00.

                      Surrender charges applicable to each subsequent Guarantee Period are measured from the beginning of each subsequent Guarantee Period and are shown on Page 3.




CRCRT00-6/7                    Page 7                PRINTED IN U.S.A.
                                                                      U354R0.FRM

GENERAL PROVISIONS    TAX QUALIFICATION
(CONTINUED)           This certificate is intended to qualify as an
                      Annuity certificate for federal income tax purposes. To that end, the provisions of this certificate are to be interpreted to ensure and maintain such tax qualification, notwithstanding any other provisions to the contrary. We reserve the right to amend this certificate to conform to any changes in the tax qualification requirements under the applicable provision of the Internal Revenue
                      Code.


CREDITING OF INTEREST The purchase payment (less the Gross
AND GUARANTEE         Surrender Value of all surrenders made)
PERIODS               will earn interest daily at the effective
                      annual Initial Guarantee Rate during the initial Guarantee Period.

                      Upon expiration of the current Guarantee Period, a subsequent Guarantee Period of the same duration will commence, unless You have elected:

                      a)   an Annuity option; or
                      b) a Guarantee Period of a different duration from among those We offer; or
                      c)   a surrender.

                      At no point in time can the duration of the subsequent Guarantee Period exceed the Annuity Commencement Date as described under the Settlement Provisions of this certificate.

                      The Certificate Value at the beginning of any subsequent Guarantee Period will be equal to the Certificate Value at the end of the Guarantee Period just expiring. The Certificate Value will earn interest daily at the effective annual Subsequent Guarantee Rate in the subsequent Guarantee Period. This rate will never be less than an annual effective rate of 3%.

                      Surrender charges applicable to subsequent
                      Guarantee Periods are measured from the
                      beginning of each subsequent Guarantee Period and are shown on Page 3.


TERMINATION           GENERAL SURRENDERS
PROVISIONS            Full surrenders may be made under this
                      certificate at any time. Partial surrenders may only be made if:

                      a)   the Gross Surrender Value is at least $1,000; and
                      b) the remaining Certificate Value after the Gross Surrender Value has been deducted is at least $5,000.

                      In the case of all surrenders, the Certificate Value will be reduced by the Gross Surrender Value on the Surrender Date and the Net Surrender Value will be payable to You. Except as provided for in the Special Surrenders section, the Net Surrender Value is determined by Us as follows:

                           (A - B - C) x D + B, where:

                           A = the Gross Surrender Value;
                           B = any interest credited during the 12
                               month period prior to the Surrender
                               Date that was not previously
                               withdrawn;
                           C = the surrender charge, described on
                               Page 3, plus any unpaid Premium Taxes;
                           D = the Market Value Adjustment described on
                               the following page.



CRCRT00-8/9                  Page 8              PRINTED IN U.S.A.
                                                                      U355R0.FRM

TERMINATION           MARKET VALUE ADJUSTMENT
PROVISIONS            The formula which will be used to determine
(CONTINUED)           the Market Value Adjustment is calculated by
                      Us on a daily basis as follows:

                                          N/12
                                  [  (1+I)  ]
                                  [   ---   ]
                                  [  (1+j)  ]

                      I  = Guarantee rate in effect for the current
                           Guarantee Period (expressed as a decimal, e.g., 1% = .01).

                      J  = The Current Rate (expressed as a
                           decimal, e.g., 1% = .01) in effect for the duration equal to the number of years remaining in the current Guarantee Period (years are rounded to the next highest number of years). If not available, We will utilize a rate equal to the most recent U.S. Treasury Yield less 0.5% (for the applicable duration) at the time current rates are set.

                      N =  The number of complete months from the
                           Surrender Date to the end of the current
                           Guarantee Period.

                      SPECIAL SURRENDERS
                      A full or partial surrender made at the end of a Guarantee Period is not subject to a surrender charge or Market Value Adjustment. A request for a surrender at the end of a Guarantee Period must be received, In Writing, no later than the end of the Guarantee Period. In the event of a full surrender, We will pay the Certificate Owner an amount equal to the Certificate Value as of the end of the Guarantee Period.

                      In the event of a full or partial surrender made at any time other than the end of a Guarantee Period, no surrender charge or Market Value Adjustment will be imposed on the withdrawal of any interest credited during the 12 month period prior to the Surrender Date that was not previously withdrawn.

                      PAYMENT UPON SURRENDER - DEFERRAL OF PAYMENT
                      We may defer payment of a full or partial surrender request for up to six months from the date of the request. If payment is deferred for more than 10 days from the date the request is received, We will pay interest daily at an effective annual rate of at least 3% from the date the request is received to the date the payment is made.


DISTRIBUTIONS AT      DEATH BEFORE THE ANNUITY COMMENCEMENT DATE
TIME OF DEATH         If the Certificate Owner dies, and
PROVISIONS            a)   the joint Certificate Owner is living, the joint
                           Certificate Owner will become the Beneficiary. In this case, the rights of the designated Beneficiary are voided;
                      b)   there is no surviving joint Certificate Owner, the
                           designated Beneficiary will be the Beneficiary;
                      c)   no Beneficiary designation is in effect, or the
                           designated Beneficiary has predeceased the
                           Certificate Owner, the Certificate Owner's estate shall be the Beneficiary.






CRCRT00-8/9                    Page 9                         PRINTED IN U.S.A.
                                                                      U356R0.FRM

DISTRIBUTIONS AT     If the Annuitant dies, and
TIME OF DEATH        a)   is also the sole Certificate Owner, the designated
PROVISIONS                Beneficiary will be the Beneficiary.
(CONTINUED)          b)   both the Certificate Owner and the Contingent
                          Annuitant are living, the Contingent Annuitant will become the Annuitant. The certificate will continue.
                     c)   the Certificate Owner is living, and there is no
                          Contingent Annuitant or the Contingent Annuitant is not living, the Certificate Owner will be the Beneficiary. In this case the rights of the designated
                          Beneficiary are voided.
                     d)   the Certificate is owned by a corporation or other
                          entity, the Certificate Owner will be the Beneficiary.
                          In this case, the rights of the designated Beneficiary are voided.
                     e)   no Beneficiary designation is in effect and the
                          Annuitant was also the sole Certificate Owner, the Owner's estate will be the Beneficiary.

                     DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE
                     If the Certificate Owner dies, and the Annuitant is living, the designated Beneficiary will become the Certificate Owner and the payments will continue as scheduled.

                     If the Annuitant dies, the Certificate Owner will be the Beneficiary. Upon Our receipt of Due Proof of Death, the rights of the designated Beneficiary are voided. If the Annuitant (who is also the Certificate Owner) dies, the designated Beneficiary will be the Beneficiary.

                     DEATH BENEFIT
                     The death benefit will be calculated as of the date We receive, notification, In Writing, of Due Proof of Death. If death occurs before the Annuity Commencement Date, the death benefit equals the Certificate Value. If death occurs on or after the Annuity Commencement Date, any remaining interest in the certificate will be paid at least as rapidly as under the method of distribution in effect at the time of death.

                     SETTLEMENT OF THE DEATH BENEFIT
                     The death benefit may be taken in one sum or under any of the settlement options then being offered by Us subject, however, to the distribution requirements below.

                     As of the date of receipt of complete disbursement instructions from the Beneficiary, the amount to be paid or applied to a selected settlement option will be computed. When there is more than one Beneficiary, the amount will be calculated for each Beneficiary's share of the proceeds and paid or applied to a selected settlement option according to and upon each Beneficiary's instructions.















CRCRT00-10/11                     Page 10                      PRINTED IN U.S.A.
                                                                      U357R0.FRM

DISTRIBUTIONS AT     DISTRIBUTION REQUIREMENTS
TIME OF DEATH        Subject to the Alternative Election or Spouse Beneficiary
PROVISIONS           provisions below:
(CONTINUED)
                     a)   If any Certificate Owner dies before the Annuity
                          Commencement Date, the entire interest in the certificate will be distributed within five years after such death; and

                     b) If any Certificate Owner dies on or after the Annuity Commencement Date and before the entire interest in the certificate has been distributed, the remaining portion of such interest will be distributed at least as rapidly as under the method of distribution being used as of the date of such death.

                     If the Certificate Owner is not an individual, then for purposes of the preceding paragraph a) or b), the primary Annuitant will be treated as the Certificate Owner.

                     ALTERNATIVE ELECTION TO SATISFY DISTRIBUTION REQUIREMENTS If any portion of the interest of a Certificate Owner described above is payable to or for the benefit of a designated Beneficiary, and the Beneficiary elects after the Certificate Owner's death to have the benefit distributed over a period that:
                     a) does not extend beyond such Beneficiary's life (or life expectancy); and
                     b) does commence within one year of the date of death; then for purposes of satisfying the distribution requirements above, the benefit will be treated as distributed entirely on the date such periodic distributions begin.

                     SPOUSE BENEFICIARY
                     In the event of the death of a Certificate Owner and there is no joint Certificate Owner and at least one Beneficiary is the Certificate Owner's spouse and the Annuitant (Contingent Annuitant, if applicable) is alive, the spouse's portion of the certificate will continue with the spouse as the Certificate Owner, unless the spouse elects to be paid a death benefit option. This provision will apply only once with respect to this certificate.

SETTLEMENT           ANNUITY COMMENCEMENT DATE
PROVISIONS           The Annuity Commencement Date is shown on Page 3.  You may change the date by notifying Us prior to the Annuity
                     Commencement Date. This date will not be deferred beyond the end of the Guarantee Period immediately following the later of:
                     a)   the Annuitant's 90th birthday; or
                     b)   the tenth certificate year;
                     unless the Certificate Owner elects a later Annuity
                     Commencement Date subject to laws and regulations then in effect and Our approval.

                     ANNUITY BENEFIT
                     If the Annuity Commencement Date does not coincide with the end of a Guarantee Period, We will apply Your Certificate Value, less any applicable Premium Taxes, multiplied by the Market Value Adjustment, if any, to purchase the monthly income payments according to the Annuity Option elected. If the Annuity Commencement Date coincides with the end of any Guarantee Period, no Market Value Adjustment will be applied in the determination of the monthly income payments. No surrender charge will be applied upon annuitization at any time.









CRCRT00-10/11                 Page 11                          PRINTED IN U.S.A.
                                                                      U358R0.FRM

SETTLEMENT           ELECTION OF ANNUITY OPTION
PROVISIONS           You may elect any one of the Annuity options described
(CONTINUED)          below or any other Annuity option We offer at the time of
                     annuitization. In the absence of such election, the Life
                     Annuity with 10 Years Period Certain will apply. The
                     Annuity option may not be changed on or after the Annuity
                     Commencement Date.

                     Election of any of these options must be made, In Writing, to Us prior to the Annuity Commencement Date.

                     Some of the options may not be available if this certificate is issued to qualify under Section 401, 403, or 408 of the Internal Revenue Code of 1986 as amended. The third, fifth and sixth options (Life Annuity with Payments for a Period Certain, Joint and Last Survivor Life Annuity with Payments for a Period Certain, and Payment for a Period Certain) or any other option with a period certain segment will be available only if the guaranteed payment period is less than the life expectancy of the Annuitant at the time the option becomes effective. Such life expectancy will be computed under the mortality table then in use by Us.

                     ELECTION OF ANNUITY PAYMENT FREQUENCY
                     You may elect the Annuity payment frequency. Available Annuity payment frequencies include: monthly, quarterly, semi-annual, and annual. In the event that You do not elect a payment frequency, Annuity payments will be made monthly. Annuity payments will be made according to the Annuity payment frequency selected. You may elect to change the Annuity payment frequency of Your payments within 30 days prior to the scheduled Annuity Commencement Date.

                     DATE OF PAYMENT
                     The first Annuity payment is payable on the Annuity Commencement Date. The remaining Annuity payments are computed and payable as of the same day of the month as the Annuity Commencement Date, based on the elected Annuity payment frequency.

                     MINIMUM PAYMENT
                     The first payment must be at least equal to the minimum payment amount according to Our rules then in effect. If at any time, payments become less than the minimum payment amount, We have the right to change the payment frequency to meet the minimum payment requirements. If any payment amount is less than the minimum annual payment amount, We may make an alternative arrangement with You.

                     TERMINATION AFTER THE ANNUITY COMMENCEMENT DATE
                     This certificate may not be surrendered after the commencement of Annuity payments, except with respect to the seventh option.

                     PROOF OF SURVIVAL
                     The payment of any Annuity benefit will be subject to evidence that the Annuitant is alive on the date such payment is otherwise due.










CRCRT00-12/13                  Page 12                         PRINTED IN U.S.A.
                                                                      U359R0.FRM

SETTLEMENT           DEATH OF ANNUITANT
PROVISIONS           In the event of the death of the Annuitant while receiving
(CONTINUED)          Annuity payments, the Beneficiary will continue to receive the remaining guaranteed payments as scheduled.
                     Alternatively, the beneficiary may elect to receive a lump sum payment of the death benefit equal to the present value of any remaining guaranteed payments.

                     ANNUITY OPTIONS
                     FIRST OPTION - Life Annuity - An Annuity payable during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant.

                     SECOND OPTION - Life Annuity with a Cash Refund - An Annuity payable during the lifetime of the Annuitant. At the death of the Annuitant any remaining value will be paid to the Beneficiary. The remaining value equals the Certificate Value applied on the Annuity Commencement Date, minus the dollar amount of Annuity payments already paid.

                     THIRD OPTION - Life Annuity with Payments for a Period Certain (5 years to {100 years-age}) -An Annuity payable for a fixed number of years and during the lifetime of the Annuitant. If, at the death of the Annuitant, payments have been made for less than the period selected, the remaining payments will be made to the Beneficiary.

                     FOURTH OPTION - Joint and Last Survivor Life Annuity - An Annuity payable during the joint lifetime of the Annuitant and a Joint Annuitant, and thereafter during the remaining lifetime of the survivor. At the time of electing this option, the Certificate Owner may elect reduced payments over the remaining lifetime of the survivor. Payments will cease with the last payment prior to the death of the survivor.

                     FIFTH OPTION - Joint and Last Survivor Life Annuity with Payments for a Period Certain (5 years to {100 years-age})
                     - An Annuity payable for a fixed number of years and during the lifetimes of the Annuitant and the Joint Annuitant and thereafter during the remaining lifetime of the survivor. At the time of electing this Annuity option, the Certificate Owner may elect reduced payments over the remaining lifetime of the survivor.

                     SIXTH OPTION - Payments for a Period Certain (5 years to {100 years-age}) - An Annuity payable for a fixed number of years with period of 10 years or greater available at any time and periods of 5 to 10 years available on or after the second certificate year. Payments will be made for the period and frequency selected.













CRCRT00-12/13                  Page 13                         PRINTED IN U.S.A.
                                                                      U360R0.FRM

SETTLEMENT           SEVENTH OPTION - Annuity Proceeds Settlement Option
PROVISIONS           - Amounts otherwise payable as a death benefit left in the
(CONTINUED)          certificate for a period not to exceed five years from the date of any Certificate Owner or Annuitant's death prior to the Annuity Commencement Date. The amounts otherwise payable as a death benefit will remain in the same
                     Guarantee Period and continue to earn the same interest rate as at the time of death. If the Guarantee Period ends before the end of the five year period, the Beneficiary may elect a new Guarantee Period with a duration closest to, but not to exceed the time remaining in the period of five years from the date of the Certificate Owner's or Annuitant's death. Full or partial surrenders may be made at any time. In the event of any surrender, the remaining value will equal the death benefit left with Us, minus any Gross Surrender Values, plus any interest earned. A Market
                     Value Adjustment will be applied to all surrenders except those occurring at the end of a Guarantee Period.

ANNUITY TABLES       DESCRIPTION OF TABLES
                     The attached tables show the minimum dollar amount of the monthly payments for each $1,000 applied under the first six options. Under the first, second or third options, the amount of each payment will depend upon the age and sex of the Annuitant at the time the first payment is due. Under the fourth and fifth options, the amount of each payment will depend upon the sex of both Annuitants and their ages at the time the first payment is due. Sex will not be used to determine the amount of the Annuity payable if this certificate is issued to qualify under certain sections of the Internal Revenue Code. If sex is used to determine the amount of Annuity payable, the Annuity tables at the end of this certificate will provide rates of payment for male
                     Annuitants and female Annuitants.

                     The tables for the first, second, third, fourth and fifth options are based on the [1983a Individual Annuity Mortality Table projected to the year 2000 using Projection Scale G] and an interest rate of [2.5%]. The table for the sixth option is based on an interest rate of [2.5%] per annum.

                     The Annuity tables for the first through fifth options are age dependent. The amount of the first payment will be based on an age that is a specified number of years younger than the Annuitant's then-attained age. The revised age is as follows:

                          DATE OF FIRST PAYMENT                 REVISED AGE
                           [Prior to 2005                         1 year
                           2005 - 2014                            2 years
                           2015 - 2019                            3 years
                           2020 - 2029                            4 years
                           2030 - 2039                            5 years
                           2040 or later                          6 years]









CRCRT00-14/15                    Page 14                      PRINTED IN U.S.A.
                                                                      U361R0.FRM

                      [This page intentionally left blank.]










































CRCRT00-14/15                    Page 15                       PRINTED IN U.S.A.
                                                                      U362R0.FRM

                               ANNUITY TABLES FOR
                                 FIXED PAYMENTS,
                           BASED ON 2.5% INTEREST RATE
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Fixed dollar Annuity payments will not vary and are guaranteed as to fixed dollar amount. Payments for any available Annuity payment frequency, period certain, age, or combination of ages not shown will be quoted upon request.


FIRST, SECOND AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

----------------- --------------------------------------------------------------
                                   MONTHLY PAYMENTS GUARANTEED
      AGE              NONE            120             180             240
----------------- --------------- --------------- --------------- --------------
       35             $2.97           $2.97           $2.96           $2.95
       40              3.15            3.14            3.13            3.12
       45              3.36            3.35            3.34            3.31
       50              3.64            3.62            3.59            3.55
       51              3.70            3.68            3.65            3.60
       52              3.77            3.74            3.71            3.66
       53              3.84            3.81            3.77            3.72
       54              3.91            3.88            3.84            3.77
       55              3.99            3.96            3.91            3.83
       56              4.07            4.03            3.98            3.90
       57              4.16            4.11            4.05            3.96
       58              4.25            4.20            4.13            4.03
       59              4.35            4.29            4.21            4.09
       60              4.45            4.39            4.30            4.16
       61              4.56            4.49            4.38            4.23
       62              4.68            4.60            4.47            4.30
       63              4.81            4.71            4.57            4.36
       64              4.94            4.83            4.67            4.44
       65              5.08            4.95            4.76            4.51
       66              5.24            5.08            4.87            4.58
       67              5.40            5.22            4.97            4.64
       68              5.58            5.36            5.08            4.71
       69              5.76            5.51            5.19            4.77
       70              5.96            5.66            5.29            4.83
       75              7.20            6.53            5.82            5.07
       80              8.98            7.47            6.24            5.21

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

 AGE OF                                            AGE OF SECOND ANNUITANT
  FIRST
ANNUITANT     35       40       45       50      55       60       65       70       75      80       85       90
           -------- -------- -------- ------- -------- -------- -------- -------- ------- -------- -------- --------
   35        $2.74    $2.80    $2.84    $2.88   $2.91    $2.93    $2.94    $2.95    $2.96   $2.96    $2.97    $2.97
   40         2.80     2.87     2.94     2.99    3.03     3.07     3.09     3.11     3.13    3.13     3.14     3.14
   45         2.84     2.94     3.02     3.10    3.18     3.23     3.28     3.30     3.33    3.34     3.35     3.36
   50         2.88     2.99     3.10     3.22    3.32     3.41     3.48     3.53     3.57    3.60     3.61     3.63
   55         2.91     3.03     3.18     3.32    3.46     3.60     3.72     3.80     3.87    3.92     3.95     3.96
   60         2.93     3.07     3.23     3.41    3.60     3.79     3.97     4.12     4.24    4.32     4.38     4.41
   65         2.94     3.09     3.28     3.48    3.72     3.97     4.22     4.46     4.66    4.82     4.93     5.00
   70         2.95     3.11     3.30     3.53    3.80     4.12     4.46     4.81     5.14    5.42     5.63     5.77
   75         2.96     3.13     3.33     3.57    3.87     4.24     4.66     5.14     5.64    6.11     6.50     6.78
   80         2.96     3.13     3.34     3.60    3.92     4.32     4.82     5.42     6.11    6.82     7.49     8.03
   85         2.97     3.14     3.35     3.61    3.95     4.38     4.93     5.63     6.50    7.49     8.52     9.46
   90         2.97     3.14     3.36     3.63    3.96     4.41     5.00     5.77     6.78    8.03     9.46    10.91




CRC00USX2.5                   Page 16                         PRINTED IN U.S.A.
                                                                      U292R0.FRM

                               ANNUITY TABLES FOR
                                 FIXED PAYMENTS,
                           BASED ON 2.5% INTEREST RATE
                                   (CONTINUED)


FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

 AGE OF                                            AGE OF SECOND ANNUITANT
  FIRST
ANNUITANT     35       40       45       50      55       60       65       70       75      80       85       90
           -------- -------- -------- ------- -------- -------- -------- -------- ------- -------- -------- --------
   35        $2.74    $2.80    $2.84    $2.88  $2.91     $2.93    $2.94    $2.95    $2.96   $2.96    $2.97    $2.97
   40         2.80     2.87     2.94     2.99   3.03      3.07     3.09     3.11     3.13    3.13     3.13     3.14
   45         2.84     2.94     3.02     3.10   3.18      3.23     3.28     3.30     3.32    3.34     3.35     3.35
   50         2.88     2.99     3.10     3.22   3.32      3.41     3.48     3.53     3.57    3.59     3.61     3.61
   55         2.91     3.03     3.18     3.32   3.46      3.60     3.71     3.80     3.87    3.91     3.94     3.95
   60         2.93     3.07     3.23     3.41   3.60      3.78     3.96     4.11     4.23    4.31     4.35     4.37
   65         2.94     3.09     3.28     3.48   3.71      3.96     4.21     4.45     4.65    4.79     4.87     4.92
   70         2.95     3.11     3.30     3.53   3.80      4.11     4.45     4.79     5.10    5.35     5.52     5.61
   75         2.96     3.13     3.32     3.57   3.87      4.23     4.65     5.10     5.56    5.96     6.25     6.41
   80         2.96     3.13     3.34     3.59   3.91      4.31     4.79     5.35     5.96    6.54     6.99     7.27
   85         2.97     3.13     3.35     3.61   3.94      4.35     4.87     5.52     6.25    6.99     7.61     8.01
   90         2.97     3.14     3.35     3.61   3.95      4.37     4.92     5.61     6.41    7.27     8.01     8.51

SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

---------- ------------ ------- ------------ ------- ------------ ------- ------------ -------- -----------
   NO.      AMOUNT OF     NO.    AMOUNT OF     NO.     AMOUNT OF    NO.     AMOUNT OF    NO.     AMOUNT OF
   OF       MONTHLY       OF     MONTHLY       OF      MONTHLY      OF      MONTHLY      OF      MONTHLY
  YEARS     PAYMENTS     YEARS   PAYMENTS     YEARS    PAYMENTS    YEARS    PAYMENTS    YEARS    PAYMENTS
---------- ------------ ------- ------------ ------- ------------ ------- ------------ -------- -----------
   10        $9.39         15      $6.64        20      $5.27        25      $4.46        30      $3.93
   11         8.64         16       6.30        21       5.08        26       4.34
   12         8.02         17       6.00        22       4.90        27       4.22
   13         7.49         18       5.73        23       4.74        28       4.12
   14         7.03         19       5.49        24       4.60        29       4.02













CRC00USX2.5                   Page 17                          PRINTED IN U.S.A.
                                                                      U293R0.FRM

                               ANNUITY TABLES FOR
                                 FIXED PAYMENTS,
                           BASED ON 2.5% INTEREST RATE
             AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000 APPLIED

Fixed Dollar Annuity payments will not vary and are guaranteed as to fixed dollar amount. Payments for any available Annuity payment frequency, period certain, age, or combination of ages not shown will be quoted upon request.


FIRST, SECOND AND THIRD OPTIONS - SINGLE LIFE ANNUITIES

                                 MALE ANNUITANT                                                FEMALE ANNUITANT
                          MONTHLY PAYMENTS GUARANTEED                                     MONTHLY PAYMENTS GUARANTEED

  AGE         NONE            120            180           240           NONE            120           180            240
-------- -------------- -------------- ------------- --------------- -------------- ------------- -------------- -------------
  35          $3.05          $3.05          $3.04         $3.03          $2.88          $2.88         $2.88          $2.87
  40           3.25           3.24           3.23          3.21           3.04           3.03          3.03           3.02
  45           3.49           3.48           3.45          3.42           3.23           3.22          3.22           3.20
  50           3.80           3.77           3.73          3.68           3.47           3.46          3.45           3.42
  51           3.87           3.84           3.79          3.73           3.53           3.52          3.50           3.47
  52           3.94           3.91           3.86          3.79           3.59           3.57          3.56           3.52
  53           4.02           3.98           3.93          3.85           3.65           3.64          3.61           3.58
  54           4.10           4.06           4.00          3.91           3.72           3.70          3.67           3.63
  55           4.19           4.14           4.07          3.97           3.79           3.77          3.74           3.69
  56           4.28           4.22           4.15          4.04           3.86           3.84          3.80           3.75
  57           4.37           4.31           4.23          4.10           3.94           3.91          3.87           3.81
  58           4.48           4.41           4.31          4.17           4.02           3.99          3.94           3.88
  59           4.59           4.51           4.40          4.23           4.10           4.07          4.02           3.94
  60           4.70           4.61           4.49          4.30           4.20           4.16          4.10           4.01
  61           4.83           4.72           4.58          4.37           4.29           4.25          4.18           4.08
  62           4.96           4.84           4.67          4.44           4.40           4.35          4.27           4.15
  63           5.10           4.96           4.77          4.50           4.51           4.45          4.36           4.22
  64           5.25           5.09           4.87          4.57           4.62           4.56          4.46           4.30
  65           5.41           5.23           4.97          4.64           4.75           4.67          4.55           4.37
  66           5.59           5.37           5.08          4.70           4.88           4.79          4.66           4.45
  67           5.77           5.51           5.18          4.76           5.03           4.92          4.76           4.52
  68           5.97           5.66           5.29          4.82           5.18           5.05          4.87           4.59
  69           6.18           5.82           5.39          4.87           5.34           5.19          4.98           4.66
  70           6.40           5.98           5.49          4.92           5.52           5.34          5.09           4.73
  75           7.76           6.85           5.97          5.12           6.64           6.21          5.67           5.02
  80           9.67           7.73           6.32          5.23           8.29           7.20          6.15           5.19

FOURTH OPTION - JOINT AND LAST SURVIVOR ANNUITY

   AGE                                                  AGE OF FEMALE
   OF
  MALE        35       40       45       50       55       60       65       70       75       80       85       90
           -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
   35       $2.74    $2.81    $2.87    $2.92    $2.96    $2.99    $3.01    $3.03    $3.04    $3.04    $3.05    $3.05
   40        2.78     2.87     2.95     3.02     3.08     3.13     3.17     3.20     3.22     3.23     3.24     3.24
   45        2.81     2.92     3.02     3.12     3.22     3.30     3.36     3.40     3.44     3.46     3.47     3.48
   50        2.83     2.95     3.08     3.22     3.35     3.46     3.56     3.64     3.70     3.74     3.76     3.78
   55        2.85     2.98     3.13     3.29     3.46     3.63     3.79     3.91     4.01     4.08     4.13     4.15
   60        2.86     3.00     3.16     3.35     3.56     3.79     4.01     4.21     4.38     4.51     4.59     4.64
   65        2.87     3.01     3.19     3.39     3.64     3.92     4.22     4.52     4.80     5.02     5.18     5.29
   70        2.87     3.02     3.20     3.42     3.69     4.02     4.39     4.81     5.23     5.61     5.91     6.12
   75        2.88     3.03     3.21     3.44     3.73     4.09     4.52     5.05     5.64     6.23     6.76     7.15
   80        2.88     3.03     3.22     3.46     3.75     4.13     4.62     5.23     5.98     6.82     7.66     8.36
   85        2.88     3.03     3.22     3.46     3.77     4.16     4.67     5.35     6.24     7.32     8.52     9.66
   90        2.88     3.04     3.23     3.47     3.77     4.17     4.71     5.42     6.41     7.69     9.25    10.91





CRC00SXD2.5                       Page 16                      PRINTED IN U.S.A.
                                                                      U290R0.FRM

                               ANNUITY TABLES FOR
                                 FIXED PAYMENTS,
                           BASED ON 2.5% INTEREST RATE
                                   (CONTINUED)


FIFTH OPTION - JOINT AND LAST SURVIVOR ANNUITY WITH 10 YEAR PERIOD CERTAIN

   AGE                                                  AGE OF FEMALE
   OF
  MALE        35       40       45       50       55       60       65       70       75       80       85       90
           -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
   35       $2.74    $2.81    $2.87    $2.92    $2.96    $2.99    $3.01    $3.02    $3.04    $3.04    $3.05    $3.05
   40        2.78     2.87     2.95     3.02     3.08     3.13     3.17     3.20     3.22     3.23     3.23     3.24
   45        2.81     2.92     3.02     3.12     3.22     3.29     3.36     3.40     3.43     3.45     3.47     3.47
   50        2.83     2.95     3.08     3.22     3.35     3.46     3.56     3.64     3.70     3.73     3.75     3.76
   55        2.85     2.98     3.13     3.29     3.46     3.63     3.78     3.91     4.01     4.07     4.11     4.13
   60        2.86     3.00     3.16     3.35     3.56     3.78     4.01     4.21     4.37     4.49     4.56     4.59
   65        2.87     3.01     3.19     3.39     3.64     3.91     4.21     4.51     4.78     4.98     5.11     5.18
   70        2.87     3.02     3.20     3.42     3.69     4.01     4.38     4.79     5.19     5.53     5.76     5.89
   75        2.88     3.03     3.21     3.44     3.72     4.08     4.51     5.01     5.56     6.07     6.46     6.68
   80        2.88     3.03     3.22     3.45     3.75     4.12     4.59     5.17     5.85     6.54     7.10     7.46
   85        2.88     3.03     3.22     3.46     3.76     4.14     4.63     5.27     6.04     6.88     7.61     8.09
   90        2.88     3.03     3.22     3.46     3.76     4.15     4.66     5.32     6.14     7.07     7.92     8.51


SIXTH OPTION - PAYMENTS FOR A PERIOD CERTAIN

---------- ------------ ------- ------------ ------- ------------ ------- ------------ -------- -----------
   NO.      AMOUNT OF     NO.    AMOUNT OF     NO.     AMOUNT OF    NO.     AMOUNT OF    NO.     AMOUNT OF
   OF       MONTHLY       OF     MONTHLY       OF      MONTHLY      OF      MONTHLY      OF      MONTHLY
  YEARS     PAYMENTS     YEARS   PAYMENTS     YEARS    PAYMENTS    YEARS    PAYMENTS    YEARS    PAYMENTS
---------- ------------ ------- ------------ ------- ------------ ------- ------------ -------- -----------
   10        $9.39        15      $6.64        20       $5.27       25       $4.46        30      $3.93
   11         8.64        16       6.30        21        5.08       26        4.34
   12         8.02        17       6.00        22        4.90       27        4.22
   13         7.49        18       5.73        23        4.74       28        4.12
   14         7.03        19       5.49        24        4.60       29        4.02









CRC00SXD2.5                    Page 17                         PRINTED IN U.S.A.
                                                                      U291R0.FRM